FIRSTAR FUNDS, INC.

                           CERTIFICATE OF SECRETARY


     The following resolution was duly adopted by the Board of Directors of Firstar Funds, Inc. (the "Company") on February 22, 2000 and remains in effect on the date hereof:


          FURTHER RESOLVED, that the directors and officers of the Company who may be required to execute any amendments to the Registration Statement of the Company be, and each and any of them hereby is, authorized to execute a Power of Attorney appointing James M. Wade, Bruce R. Laning and W. Bruce McConnel,
III, and each and any of them, their true and lawful attorney or attorneys, to execute in their name, place and stead, in their capacity as director or officer, or both, of the Company any and all amendments to said Registration Statement, and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission; and each and any of said attorneys shall have the power to act thereunder with or without the other said attorney and shall have full power of substitution and resubstitution; and each and any of said attorneys shall have full power and authority to do in the name and on behalf of said directors and officers, or any or all of them, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises, as fully and to all intents and purposes as each of said directors or officers, or any or all of them, might or could do in person, said acts of said attorneys, or each and any of them, being hereby ratified and approved.


                                   FIRSTAR FUNDS, INC.



                              By:  /s/ W. Bruce McConnel III
                                   -------------------------
                                   W. Bruce McConnel, III
                                   Secretary


Dated: February 28, 2000